April 12, 2016

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100F Street Northeast
Washington, DC 20549-2000

RE:           Indo Global Exchange(s) Pte, Ltd.
 File No. 000-53438

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated April 12, 2016 of Indo Global Exchange(s) Pte, Ltd. (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

TAAD, LLP